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                                                                    EXHIBIT 4.03

                          -----------------------------
                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------

                          Dated as of October 28, 2003

                                     between

                             GREY GLOBAL GROUP INC.

                                       and

                          J.P. MORGAN SECURITIES INC.,

                   as Representative of the Initial Purchasers

          5.0% Contingent Convertible Subordinated Debentures due 2033

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                          REGISTRATION RIGHTS AGREEMENT

                  This Registration Rights Agreement (the "AGREEMENT") is dated as of October 28, 2003, by and between GREY GLOBAL GROUP INC., a Delaware corporation (the "COMPANY") and J.P. MORGAN SECURITIES INC., as Representative and on behalf of, the Initial Purchasers (the "INITIAL PURCHASERS") set forth in
Schedule I to the Purchase Agreement (as defined below).

                  This Agreement is entered into in connection with the Purchase Agreement, dated as of October 22, 2003, among the Company and the Initial Purchasers (the "PURCHASE AGREEMENT") relating to the sale by the Company to the Initial Purchasers of $125,000,000 aggregate principal amount 5.0% Contingent Convertible Subordinated Debentures due 2033 (the "FIRM DEBENTURES"), plus up to an additional $25,000,000 aggregate principal amount of the same that the Initial Purchasers may elect to purchase pursuant to the terms of the Purchase Agreement (the "ADDITIONAL DEBENTURES" and, together with the Firm Debentures, the "DEBENTURES"), which are convertible, under certain circumstances, into shares of common stock, par value $0.01 per share, of the Company (such shares, the "UNDERLYING SHARES"). The Debentures are being issued pursuant to an indenture dated as of the date hereof (the "INDENTURE") between the Company and American Stock Transfer & Trust Company, as Trustee (the "TRUSTEE").

                  In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement for the benefit of the Initial Purchasers and any subsequent holder of holders of the Debentures or the Underlying Shares as provided herein. The execution and delivery of this Agreement is a condition to the Initial Purchasers' obligation to purchase the Firm Debentures under the Purchase Agreement.

                  The parties hereby agree as follows:

1.       Definitions

                  As used in this Agreement, the following terms shall have the following meanings:

                  Additional Debentures: See the introductory paragraphs to this Agreement.

                  Additional Interest:  See Section 3(a).

                  Advice:  See Section 4.

                  Amount of Registrable Securities: (a) With respect to Debentures constituting Registrable Securities, the aggregate principal amount of all such Debentures outstanding, (b) with respect to Underlying Shares constituting Registrable Securities, the aggregate number of such Underlying Shares outstanding multiplied by the Conversion Price (as defined in the Indenture relating to the Debentures upon the conversion of

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which such Underlying Shares were issued) in effect at the time of computing the
Amount of Registrable Securities or, if no such Debentures are then outstanding, the last Conversion Price that was in effect under such Indenture when any such Debentures were last outstanding, and (c) with respect to combinations thereof, the sum of (a) and (b) for the relevant Registrable Securities.

                  Blackout Period:  See Section 3(a).

                  Business Day: Any day that is not a Saturday, Sunday or a day on which banking institutions in New York are authorized or required by law to be closed.

                  Closing Date: The Closing Date as defined in the Purchase Agreement.

                  Company:  See the introductory paragraphs to this Agreement.

                  Damages Payment Date:  See Section 3(b).

                  Debentures: See the introductory paragraphs to this Agreement.

                  DTC:  See Section 4(a).

                  Effectiveness Date:  The 180th day after the Issue Date.

                  Effectiveness Period:  See Section 2(a).

                  Event Date:  See Section 3(b).

                  Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  Filing Date:  The 90th day after the Issue Date.

                  Holder:  Any record holder of Registrable Securities.

                  Indemnified Person:  See Section 6.

                  Indemnifying Person:  See Section 6.

                  Indenture:  See the introductory paragraphs to this Agreement.

                  Initial Purchasers: See the introductory paragraphs to this Agreement.

                  Initial Shelf Registration:  See Section 2(a).

                  Inspectors:  See Section 4(n).

                  Issue Date:  The date hereof.

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                  Notice and Questionnaire: A written notice delivered to the
Company containing substantially the information called for by the Form of Selling Securityholder Notice and Questionnaire attached as Appendix A to the Offering Memorandum of the Company relating to the Debentures.

                  Person: An individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  Prospectus: The prospectus included in any Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

                  Purchase Agreement: See the introductory paragraphs to this Agreement.

                  Records:  See Section 4(n).

                  Registrable Securities: All Debentures and Underlying Shares upon original issuance thereof and at all times subsequent thereto until the earliest to occur of (i) a Registration Statement covering such Debentures and Underlying Shares having been declared effective by the SEC and such Debentures and Underlying Shares have been disposed of in accordance with such effective Registration Statement, (ii) such Debentures and Underlying shares having been sold in compliance with Rule 144 and (iii) such Debentures and any Underlying Shares cease to be outstanding.

                  Registration Default:  See Section 3(a).

                  Registration Statement: Any registration statement of the Company filed with the SEC that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all documents incorporated by reference or deemed to be incorporated by reference in such registration statement.

                  Rule 144: Rule 144 promulgated under the Securities Act, as such rule may be amended from time to time, or any similar rule (other than Rule
144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

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                  Rule 144A: Rule 144A promulgated under the Securities Act, as such rule may be amended from time to time, or any similar rule (other than Rule
144) or regulation hereafter adopted by the SEC.

                  Rule 415: Rule 415 promulgated under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

                  SEC:  The Securities and Exchange Commission.

                  Securities: The Debentures and the Underlying Shares, until the Debentures have all been converted into Underlying Shares, in which case Securities shall mean the Underlying Shares.

                  Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  Selling Holder: On any date, any Holder that has delivered a Notice and Questionnaire to the Company on or prior to such date.

                  Shelf Registration:  See Section 2(b).

                  Shelf Registration Statement:  See Section 2(b).

                  Subsequent Shelf Registration:  See Section 2(b).

                  TIA: The Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  Trustee:  See the introductory paragraphs to this Agreement.

                  Underlying Shares: See the introductory paragraphs to this Agreement.

                  Underwritten Registration or Underwritten Offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

2.       Shelf Registration

                  (a) The Company shall prepare and file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Securities (the "INITIAL SHELF REGISTRATION"); provided, that, with respect to any particular Registrable Security, the Holder thereof shall have provided all information regarding such Holder and the distribution of such Registrable Security as may be required to be in a registration statement filed under the Securities Act. The Company shall file with the SEC the Initial Shelf Registration on or prior to the Filing Date. The Initial Shelf Registration shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by such Holders in the manner or manners reasonably designated by them (excluding Underwritten Offerings).

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The Company shall not permit any securities other than the Registrable
Securities to be included in the Initial Shelf Registration or any Subsequent Shelf Registration (as defined below), other than as may be required to comply with the registration rights granted to Edward H. Meyer in the Registration Rights Agreement, dated as of June 5, 1986, between Grey Advertising Inc. and Edward H. Meyer. The Company shall use its reasonable best efforts to cause the Initial Shelf Registration to be declared effective under the Securities Act on or prior to the Effectiveness Date and to keep the Initial Shelf Registration continuously effective under the Securities Act until the date which is two years from the Issue Date (other than during a Blackout Period) (as defined below) (the "EFFECTIVENESS PERIOD"), or such shorter period ending when (i) all the Registrable Securities covered by the Initial Shelf Registration have been sold in the manner set forth and as contemplated in the Initial Shelf Registration, (ii) the date on which all the Registrable Securities (x) have been resold pursuant to Rule 144 or (y) cease to be outstanding or (iii) a Subsequent Shelf Registration covering all of the Registrable Securities has been declared effective under the Securities Act. Holders who elect to sell Securities pursuant to a Shelf Registration Statement will be required to be named as a selling security holder; will be required to deliver a prospectus to purchasers; will be subject to the civil liability provisions under the Securities Act in connection with any sales; and will be bound by the applicable provisions of this Agreement, including the indemnification obligations herein.

                  (b) Subsequent Shelf Registrations. If the Initial Shelf Registration or any Subsequent Shelf Registration (as defined below) ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the Registrable Securities registered thereunder), the Company shall use its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 45 days of such cessation of effectiveness amend the Shelf Registration in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional "shelf" Registration Statement pursuant to Rule 415 covering all of the Registrable Securities covered by the Initial Shelf Registration Statement and not theretofore sold (a "SUBSEQUENT SHELF REGISTRATION"). If a Subsequent Shelf Registration is filed, the Company shall use its reasonable best efforts to cause the Subsequent Shelf Registration to be declared effective as soon as practicable after such filing and to keep such Registration Statement continuously effective for a period equal to the number of days in the Effectiveness Period less the aggregate number of days during which the Initial Shelf Registration or any Subsequent Shelf Registration was previously continuously effective. As used herein the term "SHELF REGISTRATION" means the Initial Shelf Registration and any Subsequent Shelf Registration and the term "SHELF REGISTRATION STATEMENT" means any Registration Statement filed in connection with a Shelf Registration.

                  (c) Supplements and Amendments. The Company shall promptly supplement and amend the Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, if required by the Securities Act, or if reasonably requested by the Holders of a majority in Amount of Registrable Securities covered by such Registration Statement.

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3.       Additional Interest

                  (a) The Company and the Initial Purchasers agree that the Holders of Registrable Securities will suffer damages if the Company fails to fulfill certain of its obligations under Section 2 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Company agrees to pay additional interest on the Registrable Securities ("ADDITIONAL INTEREST") under the circumstances and to the extent set forth below. Additional Interest shall accrue: (i) if the Initial Shelf Registration Statement is not declared effective by the SEC on or prior to the Effectiveness Date or (ii) if the effectiveness of the Initial Shelf Registration Statement for resales thereunder is suspended at any time during the Effectiveness Period (other than during a Blackout Period) (each a "REGISTRATION DEFAULT"). In each case, Additional Interest will be payable on the Registrable Securities included (or that would have been included but for the Company's failure to comply with Section 4(a) hereof and provided the Holder thereof did not fail to comply with the provisions of Section 4(o) hereof) in such Registration Statement over and above the stated interest rate of the Debentures at a rate of 0.25% per annum on the Amount of Registrable Securities, commencing on (x) the 181st day after the Issue Date in the case of clause (i) above and (y) the day such Initial Shelf Registration is suspended in excess of the Blackout Period in the case of clause
(ii) above; provided, however, that (1) upon the effectiveness of the Shelf Registration Statement as required hereunder (in the case of clause (a)(i) of this Section 3) or (2) upon the effectiveness of the Shelf Registration Statement which has been suspended (in the case of (a)(ii) of this Section 3), Additional Interest on the Registrable Securities as a result of such clause, shall cease to accrue; provided further, however, that Additional Interest on the Registrable Securities may accrue under only one of the foregoing clauses
(a)(i) and (a)(ii) of this Section 3 at any one time. It is understood and agreed that, notwithstanding any provision to the contrary, (1) no Additional Interest shall accrue on any Registrable Securities that are then covered by an effective Shelf Registration Statement and (2) the right to receive Additional Interest shall be the sole and exclusive remedy to the Holders of the Registrable Securities for breach by the Company of its registration obligations.

                  As used herein, the term "BLACKOUT PERIOD" means a period of time not to exceed 45 days in any 90-day period, and not to exceed an aggregate of 120 days in any 365-day period, during which the Company suspends the effectiveness of the Initial Shelf Registration Statement and the use of the Prospectus included in the Initial Shelf Registration Statement referred to above (1) under certain circumstances relating to pending corporate developments, including but not limited to acquisitions, divestitures, dispositions and financings, public filings with the SEC and similar events or
(2) the occurrence of any other event which would require disclosure of material non-public information by the Company as to which the Company has a bona fide business purpose for preserving confidentiality; provided, that, so long as Registrable Securities are outstanding the Company shall provide the Trustee with prompt written notice of the commencement of and prompt written notice of the termination of each such Blackout Period; provided further, however, that the Company need not specify the nature of the event giving rise to a Blackout Period in any such notice to the Trustee.

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                  (b)      The Company shall notify the Trustee within five
Business Days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an "EVENT DATE"). The Additional Interest due shall be payable in cash semi-annually on each April 15 and October 15 (each a "DAMAGES PAYMENT DATE"), commencing with the first such date occurring after any such Additional Interest begins to accrue, to the record Holder of Registrable Securities entitled to receive the regular interest on such Damages Payment Date, with respect to Debentures that are Registrable Securities, and to Persons that are registered Holders on April 1 and October 1 immediately prior to a Damages Payment Date with respect to Underlying Shares that are Registrable Securities. The amount of Additional Interest for Registrable Securities will be determined by multiplying the rate of Additional Interest by the Amount of Registrable Securities outstanding on the Damages Payment Date following a Registration Default in the case of the first such payment of Additional Interest with respect to a Registration Default and thereafter at the next succeeding Damages Payment Date until the cure of such Registration Default.

4.       Registration Procedures

                  In connection with the registration of any Registrable Securities pursuant to Section 2 hereof, the Company shall effect such registrations to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall:

                  (a)      (i)      Promptly upon request from any Holder of
Registrable Securities, the Company will provide a form of Notice and Questionnaire, which must be completed and delivered by such Holder to the Company at least five Business Days before any intended distribution of Registrable Securities under the Shelf Registration Statement. To be named as a selling security holder in the Shelf Registration Statement when it first becomes effective, Holders must complete and deliver the Notice and Questionnaire in substantially the form of Appendix A to the Offering Memorandum dated October 22, 2003 with respect to the initial offering of the Securities before the effectiveness of the Shelf Registration Statement. If the Company receives from a Holder of Registrable Securities a completed Notice and Questionnaire, together with such other information as the Company may reasonably request, after the effectiveness of the Shelf Registration Statement, the Company will file an amendment to the Shelf Registration Statement, or a supplement to the related Prospectus, to permit the Holder to deliver a Prospectus to purchasers of Registrable Securities. Any Holder that does not complete and deliver a Notice and Questionnaire or provide such other information will not be named as a selling security holder in the Prospectus and will not be permitted to sell any Registrable Securities under the applicable Shelf Registration Statement.

                           (ii) Prepare and file with the SEC on or prior to the Filing Date, a Registration Statement as prescribed by
                  Section 2 hereof, and to use its reasonable best efforts to cause such Registration Statement to become effective and remain effective as provided herein, provided that, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall upon written request from any

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                  registered Holder of Registrable Securities (which in the case of Registrable Securities in the form of global certificates shall be The Depository Trust Company ("DTC")) to be covered by such Registration Statement, furnish to and afford such Holder a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed. Before filing any Registration Statement or Prospectus or any amendments or supplements thereto the Company will consider any reasonable objections of the Holders of a majority in Registrable Securities covered by such Registration Statement or their counsel, if any.

                  (b) Prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration Statement, as the case may be, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period (other than during a Blackout Period); cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to it with respect to the disposition of all Registrable Securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented.

                  (c) Notify the Selling Holders of Registrable Securities named in the Shelf Registration Statement promptly (but in any event within five Business Days), and confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act (including in such notice a written statement that any Holder may, upon request, obtain, without charge, one conformed copy of such Registration Statement or post-effective amendment), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any Prospectus or the initiation of any proceedings for that purpose, (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Securities for offer or sale in any jurisdiction, or the initiation or threatening in writing of any proceeding for such purpose, (iv) of the happening of any event or any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (v) of the Company's

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determination that a post-effective amendment to a Registration Statement would be appropriate.

                  (d) Use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, and, if any such order is issued, to use its reasonable best efforts to obtain the withdrawal of any such order at the earliest possible moment.

                  (e) Deliver to each Selling Holder of Registrable Securities, without charge, as many copies of the Prospectus or Prospectuses (including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the last paragraph of this Section 4, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the Selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

                  (f) Cause the Company's counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed in connection with the registration or qualification (or exemption therefrom) of such Registrable Securities; keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other reasonable acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement, provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction.

                  (g) Cooperate with the Selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with DTC; and enable such Registrable Securities to be registered in such names as Selling Holders may request.

                  (h) Use its reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other United States governmental agencies or authorities of the United States as may be necessary to enable the Selling Holders to consummate the disposition of such Registrable Securities, except as may be required solely as a consequence of the nature of such Selling Holder's business, in which case the Company will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals.

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                  (i)      Upon the occurrence of any event contemplated by
paragraph 4(c)(iv) or 4(c)(v) above, as promptly as practicable prepare and (subject to Section 4(a) above) file with the SEC, solely at the expense of the Company, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (j) Prior to the effective date of the first Registration Statement relating to the Registrable Securities, (i) provide the Trustee with printed certificates for the Registrable Securities in a form eligible for deposit with DTC and (ii) provide a CUSIP number for the Registrable Securities.

                  (k) Cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement relating to the Registrable Securities; and in connection therewith, cooperate with the Trustee and the Selling Holders of the Registrable Securities to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner.

                  (l) During the Effectiveness Period, comply in all material respects with all applicable rules and regulations of the SEC and make generally available to its security-holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 90 days after the end of any 12-month period commencing on the first day of the first fiscal quarter of the Company after the effective date of a Shelf Registration Statement.

                  (m) Use its reasonable best efforts to take all other steps necessary to effect the registration of the Registrable Securities covered by a Registration Statement contemplated hereby.

                  (n) During the Effectiveness Period, make available at reasonable times for inspection by representatives of the Selling Holders of such Registrable Securities designated in writing by Holders of a majority in Amount of Registrable Securities to be included in such Registration Statement and any attorney, accountant or other agent retained by such Selling Holders (collectively, the "INSPECTORS"), at the offices where normally kept, during reasonable business hours at such time or times as shall be mutually convenient for the Company and the Inspectors as a group, all financial and other records, pertinent corporate documents and instruments of the Company and its subsidiaries (collectively, the "RECORDS") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers,

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directors and employees of the Company and its subsidiaries to supply all information reasonably requested by any such Inspector in connection with such Registration Statement; provided, however, that the Company shall have no obligation to provide any such information prior to the execution by the party receiving such information of a confidentiality agreement in a form reasonably acceptable to the Company. The Inspectors shall treat all records as confidential and such records shall not be disclosed by any Inspector unless (i) the disclosure of such Records is necessary to avoid or correct a material misstatement or material omission in such Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) disclosure of such information is, in the opinion of counsel for any Inspector, necessary or advisable in connection with any action, claim, suit or proceeding directly involving or potentially involving such Inspector and arising out of, based upon, relating to, or involving this Agreement or any transactions contemplated hereby or arising hereunder, (iv) the information in such Records has been made generally available to the public other than through the acts of such Inspector; provided, however, that prior notice shall be provided as soon as practicable to the Company of the potential disclosure of any information by such Inspector pursuant to clause (ii) or (iii) of this sentence to permit the Company to obtain a protective order (or waive the provisions of this paragraph (n)) and that such Inspector shall take such actions as are reasonably necessary to protect the confidentiality of such information (if practicable) to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of any Holder or Inspector or (v) the information in such Records has been made generally available to the public other than as a result of a breach of this Agreement.

                  (o) Each Holder agrees, by acquisition of the Registrable Securities, that no Holder shall be entitled to sell any of such Registrable Securities pursuant to a Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with a Notice and Questionnaire as required pursuant to Section 4(a) hereof (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence. Each Selling Holder agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Selling Holder not misleading and any other information regarding such Selling Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request. Any sale of any Registrable Securities by any Holder shall constitute a representation and warranty by such Holder that the information relating to such Holder and its plan of distribution is as set forth in the Prospectus delivered by such Holder in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to or provided by such Holder or its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to or provided by such Holder or its plan of distribution necessary to make the statement in such Prospectus, in the light of the circumstances under which they were made, not misleading.

         The Company may require each Selling Holder of Registrable Securities to furnish to the Company such information regarding such Selling Holder and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request. The Company may exclude from such registration the Registrable Securities of any Selling Holder who fails to furnish such information within 20 Business Days after receiving such request. Each Selling Holder as to which any Shelf Registration is being effected is deemed to agree to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such seller not materially misleading.

         Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice of a Blackout Period in accordance with Section 3(a) hereof or upon the happening of any event of the kind described in Section 4(c)(ii), 4(c)(iii), 4(c)(iv), or 4(c)(v), such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(e), or until it is advised in writing (the "ADVICE") by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto. Each Holder agrees to keep any such notice confidential. In the event the Company shall give any such notice, the Effectiveness Period shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement shall be given (x) the copies of the supplemented or amended Prospectus contemplated by Section 4(e) or (y) the Advice.

5.       Registration Expenses

                  All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not a Shelf Registration is filed or becomes effective, including, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of one counsel in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions in the United States as provided in Section 4(f)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with DTC and of printing prospectuses if the printing of prospectuses is requested by the Holders of a majority in Amount of Registrable Securities included in any Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company,
(v) Securities Act liability insurance, if the Company desires such insurance,
(vi) fees and expenses of all other Persons retained by the Company, (vii) internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees of the Company performing legal or accounting duties), (viii) the expense of any annual audit, (ix) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, if applicable, (x) the expenses relating to printing, word processing and distributing all Registration Statements and any other documents necessary in order to comply with this Agreement and (xi) fees and expenses of the Trustee. Notwithstanding anything in this Agreement to the contrary, each Holder shall pay all brokerage commissions with respect to any Registrable Securities sold by it and, except as set forth in clause (i) of this Section 5, the Company shall not be responsible for the fees and expenses of any counsel, accountant or advisor for the Holders.

6.       Indemnification

                  (a) The Company agrees to indemnify and hold harmless each Initial Purchaser and each Holder, their respective affiliates, directors and officers and each Person, if any, who controls such Initial Purchaser or any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any Prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser or any such Holder furnished to the Company in writing through J.P. Morgan Securities Inc. or any such Selling Holder expressly for use therein. Notwithstanding anything herein to the contrary, in connection with the sale of Registrable Securities pursuant to a Shelf Registration Statement, the Company will not be liable to any Holder with respect to any such untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus of a Registration Statement that is corrected in a Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) relating to such securities if the Person asserting any such claim, loss, damage or liability purchased such securities and was not sent or given a copy of the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) if delivery of such Prospectus by such Holder was required under the Securities Act, provided the Company delivered in sufficient quantity such Prospectus (as amended or supplemented if any Issuer shall have furnished any amendments or supplements thereto) to such Holder sufficiently in advance of the written confirmation of the sale of the securities to such Person asserting such claim, loss, damage or liability and any such claims, losses, damages, or liabilities result from (or are alleged to result from) the fact that a copy of the Prospectus (as amended or supplemented if any Issuer shall have furnished any amendments or supplements thereto) was not delivered to such Person at or prior to the written confirmation of the sale of the securities to such Person.

                  (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, each Initial Purchaser and each other Selling Holder, their respective affiliates, the directors of the Company, each officer of the Company who signed the Registration Statement and each Person, if any, who controls the Company, such Initial Purchaser and such other Selling Holder within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Holder furnished to the Company in writing through any such Holder expressly for use in any Registration Statement and any Prospectus.

                  (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such Person (the "INDEMNIFIED PERSON") shall promptly notify the Person against whom such indemnification may be sought (the "INDEMNIFYING PERSON") in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 6 except to the extent that the Indemnifying Person has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 6. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 6 that the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons. Any such separate firm (x) for the Initial Purchaser, its affiliates, directors and officers and any control Persons of the Initial Purchaser shall be designated in writing by the Initial Purchaser, (y) for any Holders, their affiliates, directors and officers and any control Persons of any such Holders shall be designated in writing by the majority in Amount of Registrable Securities and (z) in all other cases shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

                  (d) If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Person, on the one hand, and by the Indemnified Person, on the other hand, pursuant to the Purchase Agreement or from the offering of the Registrable Securities pursuant to any Shelf Registration or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Indemnifying Person on the one hand and the Indemnified Person on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (e) The Company, the Initial Purchasers and the Holders agree that it would not be just and equitable if contribution pursuant to this
Section 6 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph
(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 6, in no event shall a Holder be required to contribute any amount in excess of the amount by which the net proceeds received by such Holder from the offering or sale of the Registrable Securities pursuant to the Shelf Registration Statement exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  (f) The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

                  (g) The indemnity and contribution provisions contained in this Section 6 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser or any Holder, their respective affiliates or any Person controlling any Initial Purchaser or any Holder, or by or on behalf of the Company, its affiliates or the officers or directors of or any Person controlling the Company, (iii) acceptance of any of the Registrable Securities and (iv) any sale of Registrable Securities pursuant to a Shelf Registration Statement.

7.       Rule 144 and Rule 144A

                  The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder of Registrable Securities, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 and Rule 144A under the Securities Act. The Company further covenants it will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 and Rule 144A under the Securities Act, as such rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC.

8.       Underwritten Registrations

                  No Holder of Registrable Securities may participate in any Underwritten Registration hereunder.

9.       Miscellaneous

                  (a) No Inconsistent Agreements. The Company has not, as of the date hereof, entered and shall not, after the date of this Agreement, enter into any agreement with respect to any of its securities that restricts the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. After the date of this Agreement, the Company will not enter into any agreement with respect to any of its securities which will grant to any Person piggy-back rights with respect to a Registration Statement (as defined herein).

                  (b) Adjustments Affecting Registrable Securities. The Company shall not, directly or indirectly, take any action with respect to the Registrable Securities as a class that would adversely affect the ability of the Holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement.

                  (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of the Company and the Holders of not less than the majority in Amount of Registrable Securities; provided, however, that Section 6 and this Section 9(c) may not be amended, modified or supplemented without the prior written consent of the Company and each Holder (including, in the case of an amendment, modification or supplement to Section 6, any Person who was a Holder of Registrable Securities disposed of pursuant to any Registration Statement). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Securities may be given by Holders of at least a majority in Amount of Registrable Securities being sold by such Holders pursuant to such Registration Statement.

                  (d) Notices. All notices and other communications (including without limitation any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or facsimile, if provided:

                           (i) if to a Holder of Registrable Securities, at the most current address of such Holder set forth on the records of the registrar under the Indenture, in the case of Holders of Debentures, and the stock ledger of the Company, in the case of Holders of Underlying Shares, unless, in either such case, any Holder shall have provided notice information in a Notice and Questionnaire or any amendment thereto, in which case such information shall control; and

                           (ii) if to the Company, at 777 Third Avenue, New York, New York 10017, (facsimile no.: (212) 546-1495),
                  Attention: Corporate Secretary, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, (facsimile no.: [ ]), Attention: Greg Fernicola, and

                           (iii) if to the Initial Purchasers, J.P. Morgan Securities Inc., 277 Park Avenue, New York, New York 10172;
                  Attention: Syndicate Department.

                  All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; one Business Day after being timely delivered to a next-day air courier; and when the Person giving such notice or communication receives facsimile confirmation, if sent by facsimile during normal business hours, and otherwise on the next Business Day during normal business hours.

                  Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the trustee under the Indenture at the address specified in the Indenture.

                  (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including the Holders; provided, that, with respect to the indemnity and contribution agreements in Section 6, each Holder of Registrable Securities subsequent to the Initial Purchaser shall be bound by the terms thereof if such Holder elects to include Registrable Securities in a Shelf Registration; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign holds Registrable Securities.

                  (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

                  (i) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

                  (j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.

                  (k) Securities Held by the Company or Its Affiliates. Whenever the consent or approval of Holders of a specified percentage in Amount of Registrable Securities is required hereunder, Registrable Securities held by the Company or any of its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                  (l) Third Party Beneficiaries. Holders of Registrable Securities are in-tended third party beneficiaries of this Agreement and this Agreement may be enforced by such Persons.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                    GREY GLOBAL GROUP INC.

                                    By:     /s/  Steven G. Felsher
                                        ----------------------------------------
                                        Name: Steven G. Felsher
                                        Title: Vice Chairman, Chief Financial,
                                               Officer, Secretary and
                                               Treasurer

                                    J.P. MORGAN SECURITIES INC., on behalf of
                                        the Initial Purchasers

                                    By:     /s/   Paul A. Ohern
                                        ----------------------------------------
                                        Name: Paul Ohern
                                        Title: VP